Exhibit 99.1

Pingtan Marine Enterprise Announces Agreement with JD.com

to Serve as Sole Supplier of Fishing Products to Online Customers

FUZHOU, China, July 27, 2017 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME), ("Pingtan," or the "Company") a global fishing company based in the People's Republic of China (PRC), today announced that the Company has entered into a strategic cooperation framework agreement (the “Agreement”) with JD.com, China’s largest retailer.

京东生鲜
PINGTAN MARINE ENTERPRISE LTD.
JD.COM 京东
京东生鲜 平潭海洋
约 仪
京东生鲜
平潭海洋

Mr. Xinrong Zhuo, Chairman and CEO of Pingtan Marine Enterprise Ltd. (PME) signed the Agreement with Mr. Xiaosong Wang, President of JD Fresh Food

Pursuant to the Agreement, JD will become the exclusive online retailer for Pingtan to sell its fishing products, and the Company will serve as JD’s sole supplier for ribbonfish, tiger prawn and conger eel products harvested from the Arafura Sea, the Bay of Bengal and the Indo-Pacific Waters. JD and Pingtan will work together on the continuous innovation of the online seafood retail business model to achieve enhanced marketing and continued growth.

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, "We are excited to partner with China’s e-commerce giant JD, and become its exclusive sole supplier of categories of fishing products which are also Pingtan’s major harvest from our fishing territories. We believe the strategic cooperation with JD will establish a great step forward in our development into the food consumer market. JD’s vast online retail channel will enable us to distribute our products in a more expedited and inexpensive manner, which further drives the Company’s rapid expansion in online food ordering, enhances the influence of the Company and our products and builds up the brand awareness of Pingtan. We look forward to working with JD.com closely to further explore the online seafood retail business model and provide healthy deep ocean seafood products to consumers across China.”

About JD.com, Inc.

JD.com is both the largest e-commerce company in China, and the largest Chinese retailer, by revenue. The company strives to offer consumers the best online shopping experience. Through its user-friendly website, native mobile apps, and WeChat and Mobile QQ entry points, JD offers consumers a superior shopping experience. The company has the largest fulfillment infrastructure of any e-commerce company in China. As of March 31, 2017, JD.com operated 7 fulfillment centers and 263 warehouses covering 2,672 counties and districts across China, staffed by its own employees. JD.com is a member of the NASDAQ100 and a Fortune Global 500 company.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology and include statements about the Company’s strategic cooperation with JD. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements.  Risks include the ability to successfully market, sell and distribute our products on JD’s e-commerce platform, including unanticipated delivery issues; anticipated growth and growth strategies; need for additional capital and the availability of financing;  our ability to successfully manage relationships with customers, distributors and other important relationships;  technological changes;  competition;  demand for our products and service the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate;  legislative or regulatory changes that may adversely affect our business;  operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company's fishing vessels and their ability to generate expected annual revenue and net income, and other risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

COMPANY CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 8727 1753

ryu@ptmarine.net

Johnny Zhang

IR Manager

Pingtan Marine Enterprise Ltd.

Tel: +86 591 8727 1753

jzhang@ptmarine.net

Maggie Li
IR Deputy Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS COUNSEL:
The Equity Group Inc.
Katherine Yao, Senior Associate
Tel: +86 10 6587 6435
kyao@equityny.com